UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

January 23, 2015

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

333-176388	45-2808694
(Commission	(IRS Employer
File Number)	Identification No.)

2375 Wardlow Road Corona, CA 92882
(Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On January 23, 2015, we entered into a Second Amendment to Saleen Automotive, Inc. 3.0% Senior Secured Convertible Notes (the “Note Amendment”) with each of the holders (the “Noteholders”) of our outstanding 3.0% Senior Secured Convertible Notes issued as of June 26, 2013, as amended (the “Outstanding Notes”), pursuant to which the parties agreed to amend the conversion price of the Outstanding Notes to the lesser of (i) $0.075 (subject to adjustment as provided in the Outstanding Notes) and (ii) 70% of the average of the three lowest volume-weighted average prices or our common stock occurring during the 20 consecutive trading days immediately preceding the applicable conversion date, subject to a floor of $0.02.

Concurrent with the Note Amendment, we entered into a First Amendment to Securities Purchase Agreement with the Noteholders pursuant to which the parties agreed to amend the Securities Purchase Agreement dated June 26, 2013, pursuant to which the Outstanding Notes were issued (the “Purchase Agreement”), to provide for additional closings for a period of two years after the initial closing date, in connection with sales of up to an additional $600,000 in principal amount of 3.0% Senior Secured Convertible Notes substantially in the form of the Original Notes as amended to date (the “Additional Notes”). Concurrent with the Note Amendment, we also entered into a First Amendment to Security Agreement and a First Amendment to Intellectual Property Security Agreement with the Noteholders to amend the Security Agreement and Intellectual Property Security Agreement, respectively, each dated June 26, 2013 and granting to the Noteholders a security interest in our and our subsidiaries’ assets to secure our obligations under the Original Notes, to include in the security interest granted pursuant thereto our obligations under the Additional Notes.

On January 23, 2015, we sold to two of the Noteholders Additional Notes in the aggregate principal amount of $499,891.62, consisting of cash proceeds of $401,183.40 and the conversion of $98,708.22 in principal and interest outstanding under a Revolving Promissory Note issued by us on November 15, 2013 to one of the Noteholders.

Except for the transactions under the agreements described above and the purchase by certain of the Noteholders of certain 7% Convertible Notes issued by us from March 28 through April 1, 2014, the terms of which have been previously disclosed, none of the Noteholders had any material relationship with us.

In connection with the securities issued in the transactions described herein, we did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act of 1933, as amended (the “Securities Act”). In making the sales without registration under the Securities Act, we relied upon one or more of the exemptions from registration contained in Section 4(2) of the Securities Act, and in Regulation D promulgated under the Securities Act. No general solicitation or advertising was used in connection with the sales.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: January 29, 2015	By:	/s/ David Fiene
David Fiene
Chief Financial Officer

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